UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Braemar Hotels and Resorts Inc.
(Name of Registrant as Specified In Its Charter)

Blackwells Capital LLC
Blackwells Onshore I LLC
Jason Aintabi
Michael Cricenti
Jennifer M. Hill
Betsy L. McCoy
Steven J. Pully
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

From time to time, Blackwells Capital LLC ("Blackwells") and/or the other participants in its solicitation may make certain posts and/or reposts regarding the campaign to their respective social media pages, including each of their X (formerly known as Twitter) pages, Instagram pages and/or YouTube pages. A copy of the posts are attached hereto as Exhibit 1.

IMPORTANT ADDITIONAL INFORMATION

Blackwells, Blackwells Onshore I LLC, Jason Aintabi, Michael Cricenti, Jennifer M. Hill, Betsy L. McCoy and Steven J. Pully (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of Braemar Hotels & Resorts Inc. (the “Corporation”) for the Corporation’s 2024 annual meeting of stockholders. On April 3, 2024, the Participants filed with the Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying WHITE universal proxy card in connection with their solicitation of proxies from the stockholders of the Corporation.

ALL STOCKHOLDERS OF THE CORPORATION ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE CORPORATION, BY SECURITY HOLDINGS OR OTHERWISE.

The definitive proxy statement and an accompanying WHITE universal proxy card will be furnished to some or all of the Corporation’s stockholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, upon request. Requests for copies should be directed to Blackwells.

The Corporation’s board of directors has purported to reject as invalid our nominations to elect each of Blackwells’ nominees and determined that our notice is purportedly non-compliant with the Corporation’s Fifth Amended and Restated Bylaws, as amended (the “Bylaws”) and defective. On March 24, 2024, the Corporation brought suit against each of the Participants, Blackwells Holding Co. LLC, Vandewater Capital Holdings, LLC, Blackwells Asset Management LLC and BW Coinvest Management I LLC in the United States District Court for the Northern District of Texas (the “District Court”), seeking injunctive relief against solicitation of proxies by Blackwells and a declaratory judgment that Blackwells’ nomination is invalid due to Blackwells’ alleged violations of the Bylaws, and, as a result, Blackwells’ slate of purported nominees is invalid and ineligible to stand for election by the Corporation’s stockholders. Ultimately, Blackwells believes the Corporation’s claims have no merit. On April 11, 2024, Blackwells filed a Complaint in the District Court against the Corporation and the Corporation’s directors. Blackwells alleges, among other things, that the Corporation improperly rejected Blackwells’ nomination notice, breached the Bylaws, and violated Section 14(a) of the Securities Exchange Act of 1934 by issuing false and misleading statements and failing to disclose The Dallas Express as a proxy participant. The action filed by the Corporation on March 24, 2024 and the action filed by Blackwells on April 11, 2024 have been consolidated (the “Consolidated Litigation”). The Consolidated Litigation is currently stayed. The outcome of the Consolidated Litigation and any related litigation may affect our ability to deliver proxies submitted to us on the WHITE universal proxy card.

Exhibit 1